As filed with the Securities and Exchange Commission on June 29, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nielsen Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1225347
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address, including zip code, of principal executive offices)

Nielsen Holdings plc 2016 Employee Share Purchase Plan

(Full Title of the Plan)

Eric J. Dale

Chief Legal Officer

Nielsen Holdings plc

85 Broad Street

New York, New York 10004

(646) 654-5000

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value €0.07 per share	2,000,000	$50.19	$100,380,000	$10,108.27

(1)	Covers 2,000,000 shares of common stock, par value €0.07 per share (the “Common Stock”), of Nielsen Holdings plc (“Nielsen” or the “Company”) to be issued under the Nielsen Holdings plc 2016 Employee Share Purchase Plan (the “ESPP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Company’s Common Stock that may be offered or issued under the ESPP to prevent dilution resulting from stock splits, stock dividends, recapitalization or any other similar transaction.
(2)	Computed pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange on June 27, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I of the Form S-8 will be delivered to the participants in the ESPP covered by this Registration Statement on Form S-8 as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

(a) The registrant’s annual report on Form 10-K for the year ended December 31, 2015 filed with the Commission on February 19, 2016;

(b) The registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 filed with the Commission on April 20, 2016;

(c) The registrant’s current reports on Form 8-K filed with the Commission on January 6, 2016, January 11, 2016, March 30, 2016, April 28, 2016 and June 23, 2016; and

(d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on January 20, 2011 pursuant to Section 12(b) of the Securities Act, including any amendments or supplements thereto, as updated by the description of the Company’s Common Stock contained in the Company’s Current Report on Form 8-K (File No. 001-35042) filed on August 31, 2015.

All reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

The Company’s articles of association enable the Company to indemnify its directors and officers and to advance expenses to defend claims against directors and officers to the full extent of English law. Subject to exceptions described below, English law does not permit a company to exempt a director or certain officers from, or indemnify him or her against, liability in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the company. Indemnification is permitted for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer and the director or officer is acquitted, or the director or officer is held liable, but the court finds that he or she acted honestly or reasonably and the relief should be granted.

The exceptions under the English Companies Act of 2006 allow a company to (and the Company’s articles of association provide that the Company may):

•	purchase and maintain director and officer insurance (the “D&O Insurance”) against any liability arising in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offences or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true;

•	provide a qualifying third party indemnity provision (the “QTPIP”). This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings and penalties imposed by regulatory bodies). The Company can therefore indemnify directors and certain officers against such third party actions as class actions or actions following mergers and acquisitions or share issues; and

•	make advancements to a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company as the cost of the loan can be paid under the QTPIP.

We have entered into indemnification agreements with the members of the board of directors and may enter into indemnification agreements with certain of our officers. We also purchased directors’ and officers’ liability insurance for the members of the board of directors and certain of our officers.

Item 8.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on June 29, 2016.

NIELSEN HOLDINGS PLC

By:	/s/ Eric J. Dale
Name: Eric J. Dale
Title: Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Dale and Harris A. Black, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight M. Barns	Chief Executive Officer and Director (principal executive officer)	June 29, 2016
Dwight M. Barns

/s/ Jamere Jackson	Chief Financial Officer (principal financial officer)	June 29, 2016
Jamere Jackson

/s/ Jeffrey Charlton	Corporate Controller (principal accounting officer)	June 29, 2016
Jeffrey Charlton

/s/ James Attwood	Chairman of the Board	June 29, 2016
James Attwood

/s/ David Calhoun	Director	June 29, 2016
David Calhoun

/s/ James Kilts	Director	June 29, 2016
James Kilts

Signature	Title	Date

/s/ Karen Hoguet	Director	June 29, 2016
Karen Hoguet

/s/ Harish Manwani	Director	June 29, 2016
Harish Manwani

/s/ Kathryn V. Marinello	Director	June 29, 2016
Kathryn V. Marinello

/s/ Robert Pozen	Director	June 29, 2016
Robert Pozen

/s/ Vivek Ranadivé	Director	June 29, 2016
Vivek Ranadivé

/s/ Javier Teruel	Director	June 29, 2016
Javier Teruel

/s/ Lauren Zalaznick	Director	June 29, 2016
Lauren Zalaznick

/s/ Harris Black	Registrant’s Authorized Representative in the United States	June 29, 2016
Harris Black

EXHIBIT INDEX

The agreements and other documents filed as exhibits to this Registration Statement on Form S-8 are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by the registrant in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit Number	Description

4.1	Articles of Association of Nielsen Holdings plc (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K file by the registrant on August 31, 2015 (File No. 001-35042))

4.2	Nielsen Holdings plc 2016 Employee Share Purchase Plan (incorporated herein by reference to Annex A to the proxy statement on Schedule 14A (File No. 001-35042) filed by the registrant on April 29, 2016)

5.1	Opinion of Clifford Chance LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Clifford Chance LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages of this Registration Statement)